                            Morgan Stanley Group Inc.                 Exhibit 12
                       Ratio of Earnings to Fixed Charges
      and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                             (Dollars in millions)

                                                                                            Seven
                                         Three Months Ended      Six Months Ended        Months Ended
                                       ---------------------   ---------------------     ------------
                                       August 31,   July 31,   August 31,   July 31,      August 31,
                                          1995        1994        1995        1994           1995
                                       ---------    --------   ---------    --------     ------------
RATIO OF EARNINGS TO FIXED CHARGES

Earnings:
  Income before income taxes                $298        $182        $549        $366            $607
  Add:  Fixed charges, net                 1,762       1,360       3,429       2,772           3,990
                                       ---------    --------   ---------    --------     -----------
    Income before income taxes and
      fixed charges, net                  $2,060      $1,542      $3,978      $3,138          $4,597
                                       =========    ========   =========    ========     ===========

Fixed charges:
  Total interest expense (1)              $1,745      $1,355      $3,415      $2,760          $3,974
  Interest factor in rents (2)                11          11          22          20              25
                                       ---------    --------   ---------    --------     -----------

    Total fixed charges                   $1,756      $1,366      $3,437      $2,780          $3,999
                                       =========    ========   =========    ========     ===========

Ratio of earnings to fixed charges           1.2         1.1         1.2         1.1             1.1

RATIO OF EARNINGS TO FIXED CHARGES AND
  PREFERRED STOCK DIVIDENDS

Earnings:
  Income before income taxes                $298        $182        $549        $366            $607
  Add:  Fixed charges, net                 1,762       1,360       3,429       2,772           3,990
                                       ---------    --------   ---------    --------     -----------
    Income before income taxes and
      fixed charges, net                  $2,060      $1,542      $3,978      $3,138          $4,597
                                       =========    ========   =========    ========     ===========

Fixed charges:
  Total interest expense (1)              $1,745      $1,355      $3,415      $2,760          $3,974
  Interest factor in rents (2)                11          11          22          20              25
  Preferred stock dividends (3)               23          24          48          50              56
                                       ---------    --------   ---------    --------     -----------

    Total fixed charges and preferred
      stock dividends                     $1,779      $1,390      $3,485      $2,830          $4,055
                                       =========    ========   =========    ========     ===========

Ratio of earnings to fixed charges and
  preferred stock dividends                  1.2         1.1         1.1         1.1             1.1


                                               Fiscal Year Ended              Year Ended
                                                  January 31,                December 31,
                                        ------------------------------    ------------------
                                          1995       1994       1993        1991      1990
                                        --------   --------   --------    --------  --------
RATIO OF EARNINGS TO FIXED CHARGES

Earnings:
  Income before income taxes                $594     $1,200       $793        $772      $470
  Add:  Fixed charges, net                 5,916      5,055      4,397       3,963     3,759
                                        --------   --------   --------    --------  --------
    Income before income taxes and
      fixed charges, net                  $6,510     $6,255     $5,190      $4,735    $4,229
                                        ========   ========   ========    ========  ========

Fixed charges:
  Total interest expense (1)              $5,899     $5,020     $4,362      $3,946    $3,723
  Interest factor in rents (2)                41         35         35          38        36
                                        --------   --------   --------    --------  --------

    Total fixed charges                   $5,940     $5,055     $4,397      $3,984    $3,759
                                        ========   ========   ========    ========  ========

Ratio of earnings to fixed charges           1.1        1.2        1.2         1.2       1.1

RATIO OF EARNINGS TO FIXED CHARGES AND
  PREFERRED STOCK DIVIDENDS

Earnings:
  Income before income taxes                $594     $1,200       $793        $772      $470
  Add:  Fixed charges, net                 5,916      5,055      4,397       3,963     3,794
                                        --------   --------   --------    --------  --------
    Income before income taxes and
      fixed charges, net                  $6,510     $6,255     $5,190      $4,735    $4,264
                                        ========   ========   ========    ========  ========

Fixed charges:
  Total interest expense (1)              $5,899     $5,020     $4,362      $3,946    $3,723
  Interest factor in rents (2)                41         35         35          38        36
  Preferred stock dividends (3)               97         85         82          47        35
                                        --------   --------   --------    --------  --------

    Total fixed charges and preferred
      stock dividends                     $6,037     $5,140     $4,479      $4,031    $3,794
                                        ========   ========   ========    ========  ========

Ratio of earnings to fixed charges and
  preferred stock dividends                  1.1        1.2        1.2         1.2       1.1





(1) Total interest expense for the three, six, and seven months ended August 31, 1995, the three and six months ended July 31, 1994, the fiscal year ended January 31, 1995, and the years ended December 31, 1991 and 1990 includes capitalized interest.

(2) Interest factor in rents represents one-third of rent expense which is considered representative of the interest factor.

(3) The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.